HOLLYFRONTIER INVESTOR PRESENTATION June 2021

Disclosure Statement 2 Statements made during the course of this presentation that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier Corporation and/or Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. These statements are based on management’s beliefs and assumptions using currently available information and expectations as of the date thereof, are not guarantees of future performance and involve certain risks and uncertainties. All statements concerning HollyFrontier’s expectations for future results of operations are based on forecasts for our existing operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but are not limited to the Company’s failure to successfully close the transaction with Shell, or, once closed, integrate the operation of the Puget Sound Refinery with its existing operations; the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in the markets we serve, risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant and specialty products in HollyFrontier’s and Holly Energy Partners’ markets, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the work force or in response to reductions in demand, effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic, the availability and cost of financing to HollyFrontier and Holly Energy Partners, the effectiveness of HollyFrontier’s and Holly Energy Partners’ capital investments and marketing strategies, HollyFrontier's and Holly Energy Partners’ efficiency in carrying out and consummating construction projects, including HollyFrontier’s and Holly Energy Partners’ ability to complete announced construction projects, such as HollyFrontier’s conversion of the Cheyenne Refinery to a renewable diesel facility and HollyFrontier’s construction of the Artesia renewable diesel unit and pre-treatment unit, on time and on budget, HollyFrontier’s and Holly Energy Partners’ ability to timely obtain or maintain permits, including those necessary for operations or capital projects, HollyFrontier's ability to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations, the possibility of terrorist or cyber attacks and the consequences of any such attacks, general economic conditions, including uncertainty regarding the timing, pace and extent of economic recovery in the United States and continued deterioration in gross margins or a prolonged economic slowdown due to the COVID-19 pandemic, which could result in an impairment of goodwill and/or additional long-lived asset impartments. Additional information on risks and uncertainties that could affect the business prospects and performance of HollyFrontier and Holly Energy Partners is provided in the most recent reports of HollyFrontier and Holly Energy Partners filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, HollyFrontier and Holly Energy Partners undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Executive Summary

Positioned for Value Creation Across all Segments









REFINING

- Inland merchant refiner
- 4 refineries in the Mid-Continent and West regions
- Flexible refining system with fleet wide discount to WTI
- Premium product markets versus Gulf Coast
- Organic initiatives to drive growth and enhance returns
- Disciplined capital structure & allocation
- Puget Sound Refinery acquisition expected to close 4Q21

MIDSTREAM

- Operate crude and product pipelines, loading racks, terminals and tanks in and around HFC's refining assets
- HFC owns 57% of the LP Interest in HEP and the non-economic GP interest
- Eliminated IDRs in 2017 to simplify structure
- Over 75% of revenues tied to long term contracts and minimum volume commitments

SPECIALTY LUBRICANTS

- Integrated specialty lubricants producer with 34,000 barrels per day of production capacity
- Sells finished lubricants & products in >80 countries under Petro-Canada Lubricants, Sonneborn, Red Giant Oil & HollyFrontier product lines
- Production facilities in Mississauga, Ontario; Tulsa, Oklahoma; Petrolia, Pennsylvania; & the Netherlands
- One of the largest North American white oil & group III base oil producers

RENEWABLES

- Construction of 9,000 BPD Renewable Diesel Unit at Artesia, NM Refinery expected to be completed in Q1 2022
- Construction of 6,000 BPD Renewable Diesel Unit at Cheyenne, WY Refinery expected to be completed in Q1 2022
- Construction of Pre-Treatment Unit providing feedstock flexibility expected to be completed in the first half of 2022

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HOLLYFRONTIER. HOLLY ENERGY PARTNERS. HOLLYFRONTIER. LUBRICANTS & SPECIALTIES HOLLYFRONTIER. RENEWABLES

HollyFrontier Asset Footprint 4 Expected 3Q 2021

5 Proximity to North American Crude Production Laid in Crude Advantage 1. Data from quarterly earnings calls. 2. Reflects removal of Cheyenne Refinery data due to conversion of Cheyenne to Renewable Diesel Facility in 3Q 2020.  Beneficiary of inland coastal crude discount across entire refining system  100% of HFC’s purchased crude barrels are “WTI” price based  Refinery location and configuration enables a fleet-wide crude slate discounted to WTI  Approximately 60,000 - 70,000 barrels per day Canadian, primarily Heavy sour crude2  Approximately 140,000 – 160,000 barrels per day of Permian crude 48% 29% 11% 4% 8% Sweet Sour Heavy Wax Crude Other 2020 Average Crude Slate

6 1. Gulf Coast: CBOB Unleaded 84 Octane Spot Price, Group 3: Unleaded 84 Octane Spot Price, Chicago: Unleaded CBOB 84 Octane Spot Price, Denver: CBOB 81.5 Octane Rack Price, Phoenix: CBG 84 Octane Rack Price, SLC: CBOB 81.5 Octane Rack Price, Las Vegas: CBOB 84 Octane Rack Price. Source: GlobalView 2. Source: GlobalView High Value Premium Product Markets Product Pricing vs. Gulf Coast $/bbl Regional ULSD Pricing vs Gulf Coast2 $/bbl Regional Gasoline Pricing vs Gulf Coast1 $1.32 $0.99 $4.35 $6.71 $10.30 $7.25 $(5) $- $5 $10 $15 $20 Group 3 vs GC Chicago vs GC Denver vs GC Phoenix vs GC Salt Lake vs GC Las Vegas vs GC 2015 2016 2017 2018 2019 2020 Average $1.57 $1.68 $6.94 $11.89 $11.17 $12.72 $(5) $- $5 $10 $15 $20 $25 Group 3 vs GC Chicago vs GC Denver vs GC Phoenix vs GC Salt Lake vs GC Las Vegas vs GC 2015 2016 2017 2018 2019 2020 Average

7 Refining Segment Earnings Power $20.06 $13.86 $18.41 $19.88 $20.58 $11.83 $10 $15 $20 2015 2016 2017 2018 2019 2020 Mid-Cycle Refining EBITDA Gulf Coast 3-2-1 Crack $10.00 Brent/WTI Spread $4.00 Product Transportation to HFC Markets $3.00 HFC Index $17.00 Capture Rate 75% Realized Gross Margin Per Barrel $12.75 Operating Expense Per Barrel $5.50 Target Throughput1 410,000 Refining SG&A (millions) $100 Mid-Cycle Refining EBITDA $1.0B HFC Consolidated 3-2-1 Index $/Barrel 1. Reflects removal of Cheyenne Refinery data due to conversion of Cheyenne to Renewable Diesel Facility in 3Q 2020. Note: Illustrative Mid-Cycle Refining EBITDA based on management’s expectations.

8 Puget Sound Refinery Acquisition Transaction Overview Puget Sound Refinery (Anacortes, WA)  Cash purchase of $500 million  $350 million purchase price net of approximately $150-180 million of inventory  Expect to fund with one year suspension of quarterly dividend and cash on hand  Expect to generate approximately $150-200 million of annual EBITDA (Mid-Cycle EBITDA)  Expect to be immediately EPS1 and Free Cash Flow2 accretive  1.5-2.0x historic EBITDA multiple net of inventory  Transaction expected to close by fourth quarter 2021 1. EPS: Earnings Per Share (see definitions page in Appendix) 2. See definitions page in Appendix.

Puget Sound Refinery Acquisition

Assets Acquired

- The Puget Sound Refinery ("PSR") is a large, complex refinery with catalytic cracking and delayed coking units and a history of strong free cash flow[1] generation
  - ~149 mbpd nameplate capacity[2]
  - 9.3 Nelson Complexity[3]
- Connectivity to source cost-advantaged Canadian and Alaska North Slope ("ANS") crudes
- Ability to run a variety of light, medium, heavy sweet and sour crudes
- High clean products mix with placement in economically-strong Pacific Northwest demand areas such as Washington, Oregon and British Columbia
- Supplies jet demand for both Seattle-Tacoma ("SeaTac"), Portland and Vancouver airports
- Optionality provided by logistics assets, including:
  - Marine Dock: two berths range from 36' to 42' in draft accommodating 42,000 to 125,000 DWT[4]
  - Truck Rack: two-lane gasoline and diesel truck loading rack
  - Storage: 97 tanks with 5.8 mmbbls of crude oil, refined products, intermediates and other hydrocarbon storage capacity



Marine Movement
(ANS crude)
Hardisty
Trans Mountain Pipeline
(Canadian crude)
Vancouver
Marine Export
(Refined product)
Seattle
Tacoma
Olympic Pipeline
(Refined product)
Portland

1. See definitions page in Appendix.
2. EIA Atmospheric Crude Distillation Capacity (barrels per stream day)
3. Based on Oil & Gas Journal 2020 Refining Survey; data as of 2019
4. DWT: Dead-weight Tonnage

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HOLLY ENERGY PARTNERS
HOLLYFRONTIER LUBRICANTS & SPECIALTIES
HOLLYFRONTIER RENEWABLES

10 HollyFrontier Renewables Strategic Rationale  Plan to expand the renewables segment to become a meaningful part of HollyFrontier’s cash flow and diversify from traditional petroleum fuels refining  Consumer preference for low carbon fuels continues to grow, driving expansion of government renewable fuel programs, requirements and incentives to more states in the US and across the world  HollyFrontier can leverage utilities and infrastructure at existing refineries for renewables production  Integrated solution to the Renewable Fuels Standard (RFS)  Strengthens ESG profile Renewables Business Profile Expected capacity to produce over 200 million gallons per year of renewable diesel with feedstock flexibility  Artesia Renewable Diesel Unit  ~120 million gallons per year capacity co- located at Artesia refinery  Cheyenne Renewable Diesel Unit  ~90 million gallons per year capacity through conversion of existing refinery  Pre-Treatment Unit (PTU)  Flexibility to process multiple feedstocks for both Artesia and Cheyenne  Expected total capital spend of approximately $800-$900 million1  Expected consolidated IRR 20-30% 1. Expected capital spend for periods 2019 through 2022.

11 HollyFrontier Renewable Diesel HollyFrontier is expected to produce over 200 million gallons per year of renewable diesel Renewable Diesel Defined  Renewable diesel is a cleaner burning fuel with over 50% lower greenhouse (GHG) emissions than conventional diesel  Renewable diesel is not biodiesel  Same feedstock  Different process  Chemically identical to conventional diesel  No blend limit, existing diesel fleet can run 100% with no risk to engine operation Economics  Increasing renewable diesel demand driven by diesel consumption and low-carbon fuel policy  Renewable diesel margin supported by RIN, Low Carbon Fuel Standard (LCFS) value and Blender’s Tax Credit (BTC) when in effect  Every gallon of renewable diesel generates 1.7 D4 RINs  Renewable diesel production expected to generate >1,000,000 LCFS credits year 1*  Every gallon of renewable diesel earns $1.00 in Blender’s Tax Credit in 2022 *Credit generation declines over time as the Carbon Intensity (CI) standard falls because credit generation is determined by renewable diesel Carbon Intensity value compared to the standard set by the California Air Resources Board

Artesia & Cheyenne Renewable Diesel Units

Artesia Renewable Diesel Unit

Expected capacity to produce ~120 million gallons per year of renewable diesel

- HFC to construct greenfield Renewable Diesel Unit (RDU) co-located at the Navajo refinery
  - Includes rail infrastructure and storage tanks
- Existing hydrogen and utilities provided by the refinery
- Estimated in-service date: 1Q 2022

Cheyenne Renewable Diesel Unit

Expected capacity to produce ~90 million gallons per year of renewable diesel

- HFC to convert existing hardware to produce renewable diesel
  - Ceased crude refining operations in early August 2020
- Utilizing existing infrastructure allows for shorter timeline and lower cost than greenfield construction
- Estimated in-service date: 1Q 2022

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Pre-Treatment Unit

Feedstock Flexibility

Pre-treatment capacity allows our renewable diesel plants to process a variety of feedstock

Project Details

- HFC to construct pre-treatment unit to provide flexibility and upgrade of feedstock
  - Designed to treat degummed “unrefined” soybean oil, bleachable fancy tallow and distillers corn oil
  - Feedstock flexibility mitigates single feedstock risk
  - Lower carbon intensity feedstock (tallow and distillers corn oil) increases LCFS value
- Located in Artesia, NM
- Expected to cover ~80% of HollyFrontier’s total feedstock requirements
- Estimated in-service date: 1Q 2022

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14 Operate a system of petroleum product and crude pipelines, storage tanks, distribution terminals and loading rack facilities located near HFC’s refining assets in high growth markets  Revenues are nearly 100% fee-based with de minimis commodity risk  Customer base consisting of refining companies (contracts not with E&Ps)  Minimum Volume Commitments (MVCs) comprise over 75% of total revenue1  Substantially all MVC revenues tied to PPI and/or FERC  IDR simplification transaction completed in 2017 Financial Guidance & Targets:  Expect to maintain annual distribution of $1.40 per LP unit for 2021  Target distribution coverage at or above 1.3x (2x as of YE20)  Target leverage of 3.0-3.5x (4x as of YE20)  Self-funding all planned capital expenditures and distributions Holly Energy Partners Business Profile 1. Per HEP 2020 10-K.

15 1. Unit Count as of March 31, 2021. 2. Based on HEP unit closing price on June 21, 2021. 15 100% Interest 45.8mm HEP units1 43% LP Interest $1,031M Value2 59.6mm HEP units1 57% LP Interest $1,342M Value2 HOLLYFRONTIER CORPORATION (HFC) GENERAL PARTNER (GP) HOLLY LOGISTIC SERVICES, L.L.C. HOLLY ENERGY PARTNERS, L.P. (HEP) PUBLIC Non-economic GP Interest Ownership Structure Eliminated IDRs in 2017 to Simplify Structure

HEP Historical Growth



MLP IPO (July 2004)
Holly intermediate feedstock pipeline dropdown (July 2005)
Alon pipeline and terminal asset acquisition (Feb 2005)
Holly South Line expansion project (2007-2008)
25% JV with Plains for SLC pipeline (Mar 2009)
Holly crude oil and tankage assets dropdown (Feb 2008)
Holly Tulsa dropdown of loading rack (Tulsa West) (Aug 2009)
Holly 16" intermediate pipeline facilities acquisition (June 2009)
Tulsa East acquisition & Roadrunner / Beeson dropdown (Dec 2009)
Sale of 70% interest in Rio Grande to Enterprise (Dec 2009)
Purchase of additional Tulsa tanks & racks and Lovington rack (Mar 2010)
Holly Corporation and Frontier Oil Corporation complete merger (July 2011)
Tulsa interconnect pipelines (Aug 2011)
HFC dropdown of El Dorado & Cheyenne assets (Nov 2011)
HEP purchases 75% interest in UNEV from HFC (July 2012)
Crude gathering system expansion (2014)
Acquisition of El Dorado tank farm (Mar 2015)
50% JV with Plains for Frontier pipeline (Aug 2015)
HFC dropdown of El Dorado processing units (Nov 2015)
HEP purchases 50% interest in Osage from HFC (Feb 2016)
Purchase of Tulsa West Tanks (March 2016)
50% JV with Plains for Cheyenne pipeline (June 2016)
HFC dropdown of Woods Cross processing units (Oct 2016)
Acquired remaining interests in SLC / Frontier pipelines (Oct 2017)
IDR Simplification (Oct 2017)
Purchase of Catoosa Lubricants Terminal (June 2018)
Constructed Orla Truck Rack (Jan 2019)
50% JV with Plains for Cushing Connect pipeline and Cushing terminal (October 2019)
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

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17 HEP Avenues for Growth ORGANIC EXTERNAL TRANSACTIONS DROPDOWNS FROM HFC  Leverage HEP’s existing footprint  Contractual PPI/FERC Escalators  Replace incumbent HFC service providers with HEP  Pursue logistics assets in HEP’s current geographic region  Replace incumbent HFC service providers with HEP  Leverage HFC refining and commercial footprint  Participate in expected MLP sector consolidation  Partnering with HFC to build and/or acquire new assets / businesses  Target high tax basis assets with durable cash flow characteristics that also add to HFC EBITDA Example: Frontier Pipeline Expansion Example: Cushing Connect JV Example: El Dorado Processing Units

Cushing Connect Joint Venture

Asset Description

- HEP formed a 50/50 JV with Plains All American Pipeline, L.P. (PAA) consisting of:
  - New build, 50-mile, 160 KBPD common carrier crude pipeline from Cushing to Tulsa
  - 1.5 million barrels of crude storage in Cushing
- Terminal in-service 2Q2020
- Pipeline anticipated in-service 3Q 2021

Deal Highlights

- JV estimated total capital of $130 million with expected initial EBITDA[1] multiple of 8x-9x.
- HEP to build and operate pipeline, PAA to build terminal connections and operate terminal
- HFC entered into 15 year minimum volume commitment of 100 KBPD with HEP, which will commence upon completion of pipeline

Strategic Rationale

- Generates HEP growth while providing long term control of a strategic asset
- Insources HFC's logistics spend to HEP
- New pipeline provides capability to supply 100% of HFC's Tulsa Refinery crude throughput


HFC El Dorado Refinery
Crude Capacity
160 KBPD
Osage Pipeline JV
HFC Tulsa Refinery
Crude Capacity
140 KBPD
Plains Cushing Terminal System
Cushing Connect Pipeline JV

1. See definition page in Appendix.

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19 Mississauga Base Oil Plant Base Oil Production Blending & Packaging RACK BACK MarketingDistribution R&D RACK FORWARD VGO/HCB HF Lubricants & Specialty Products Integrated Model from Crude to Finished Products Base Oil White Oils Specialty Products Waxes Finished Lubricants & Greases • Rack Back captures the value between feedstock cost and base oil market prices (elastic index pricing) • Rack Forward captures the value between base oil market prices and product sales revenues from customers (inelastic index pricing) Sales Base Oil Petrolatums Sodium Sulfonates 3rd Party Base Oil Red Giant Facilities Sonneborn Facilities Mississauga Facility

20 HF Lubricants & Specialty Products Our Product Portfolio Serves a Variety of Global End Markets Adhesives Agriculture Construction Automotive Packaging Food & Beverage Forestry & Saw Mill Energy Manufacturing Health & Beauty Heavy Duty Mining Transportation Pharmaceutical Plastic Processors Railroad Waste Operations

21 Brands Product Type • Finished Lubricants & Greases • Specialty Products • Waxes • White Oils • Base Oils • Finished Lubricants & Greases • Waxes • White Oils • Petrolatums • Specialty Products • Finished Products & Greases • Specialty Products • Waxes • Base Oils Customer Base • Consumer Discretionary • Energy • Healthcare • Industrials • Materials • Utilities • Communications • Consumer Discretionary • Consumer Staples • Energy • Healthcare • Industrials • Consumer Staples • Industrials • Materials • Consumer Staples • Industrials • Materials Applications Heavy Duty Engine Oils Hydraulic Lubrication Fluids Lubricants & Protective Greases Petroleum Jellies Food Waxes Cosmetics Locomotive Engine Oils Gear Oils Agriculture Solvents Tire Protectants Candle Waxes Asphalt Modifiers HF Lubricants & Specialty Products Diverse Suite of Products Supplied to Major Industrial and Consumer Brands

22 2020 Product Slate by Volume Finished Lubricants & Greases Petrolatums Waxes White Oils Specialty Products Base Oils Margin Value $/bbl Converting one barrel of Base Oil sales into Finished Product sales results in an average margin uplift of ~$50/bbl Opportunity Across the Value Chain Upgrade Existing Base Oils into Finished Products Base Oils 26% Specialty Products 15% Finished Lubes & Greases 15% White Oils 11% Waxes 4% Petrolatums 3% Coproducts 26% Note: Coproducts consist of Distillates, Intermediates and LPGs

23 30 58 58 55 53 40 48 47 56 52 57 49 52 64 51 61 77 23 79 48 82 9% 16% 16% 16% 14% 10% 13% 13% 14% 12% 13% 12% 12% 13% 11% 13% 16% 7% 19% 11% 17% 0% 5% 10% 15% 20% $0 $20 $40 $60 $80 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 Adjusted EBITDA Adjusted EBITDA Margin Rack Forward Adjusted EBITDA Margin Stability Rack Forward – Adjusted EBITDA Margin1 1. EBITDA Margin calculated by dividing Adjusted EBITDA by Revenue for the period. See definition page in Appendix. HF LSP’s Rack Forward business has consistently generated Adjusted EBITDA margins of 11-16% Margin %($ in millions) 2 3

24 Rack Forward Multiple Up-Lift Segment(s) Multiple Margin Profile Peer Group Refining & Rack Back 5-7x Variable Integrateds: BP, CVX, RDS, XOM Refiners: CLMT, CVI, DK, MPC, PBF, PSX, VLO MLP 6-9x Stable DKL, MPLX, PBFX, PSXP Note: Multiple represents range of EV/EBITDA multiples for referenced peer group Rack Forward 10-13x Stable FPE GY, IOSP, KWR, NEU, VVV

25 Mid-Cycle Rack Forward Adjusted EBITDA ($ in millions) $265 Target Multiple 11x Enterprise Value ($ in millions) $2,915 Mid-Cycle Rack Forward EBITDA  RF EBITDA Margin 11-16%  Annual SG&A $190 - $200MM  Annual DD&A $80 - $90MM  Upside with Organic Growth and M&A Opportunities 11x multiple in-line with peer group Mid-Cycle Capex: $40 – $50MM HF Lubricants & Specialty Products Note: Illustrative Mid-Cycle EBITDA based on management’s expectations

Environmental, Social, and Governance (ESG)

Environmental

Reduction in GHG emissions

- Significant investment in 2 Renewable Diesel Projects: Artesia, New Mexico and Cheyenne, Wyoming. Renewable diesel produces cleaner burning fuel with 50% lower GHG emissions than conventional diesel

35% reduction in combined NO_X, SO_2, CO, $PM_{2.5}$ and VOC emissions since 2011[1]

- Purchase of steam from Covanta Tulsa's Energy-from-Waste power generation process to run the Tulsa refinery
- Water conservation program at Woods Cross refinery that recaptures condensate and rerouting of cooling water streams reduced fresh water consumption by ~10%
- Producing Tier 3 fuels at Woods Cross refinery that when coupled with a Tier 3 vehicle will help reduce sulfur emissions by up to 80%
- Development of SonneNatural, 100% vegetable-based products that are 100% natural in origin (ISO 16128 score of 100%)

Social

Annual Sustainability Report highlighting ESG efforts[1]

- 20% reduction in Tier 1 & 2 process safety incidents since 2019
- 34% reduction in Refining (employee and contractor) OSHA injury rate vs 2019

"One HFC Culture" program instilled at every level with focus and commitment to safety, integrity, teamwork, and ownership

- Active volunteering and philanthropic involvement in communities where we operate
- Commitment to attracting, retaining and developing a diverse and inclusive workforce
- Supporting our employees and communities by investing in racially and ethnically underrepresented groups, women, and veterans through program sponsorships

Governance

Board leadership provides significant industry expertise, alongside diverse business, financial and EHS expertise

- Environmental, Health, Safety, and Public Policy Committee at Board level
- 9 of 10 directors independent, including chair
- 2 female board members
- Long standing commitment to ethical behavior is inherently tied to how we do business
- Code of Business Conduct and Ethics among governing principles

Executive compensation strongly aligned with shareholders and long-term performance

- ROCE, TSR, Operational Efficiency, and Safety drive performance pay

1. Please see HFC 2020 Sustainability Report for additional ESG related information. https://hollyfrontier.com/sustainability/sustainability-report/default.aspx

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A P P E N D I X

28 Reinvest & Maintain our Existing Assets  Promote safe and reliable operations  Estimated mid-cycle capital for sustaining, maintenance & turnarounds of ~$375mm per year1 Maintain a Healthy Balance Sheet & Investment Grade Credit Profile  Target ~$500 million minimum cash balance  Investment grade rating from S&P, Moody’s & Fitch Cash Return to Shareholders  Regular quarterly dividend of $0.35 per common share suspended for one year effective with the dividend to be declared in 2Q21 to help fund Puget Sound Refinery acquisition2  $1 billion HFC share repurchase authorization Invest in Growth Capital Projects or Acquisitions with Attractive Returns  Renewable diesel growth projects  Puget Sound Refinery Acquisition expected to close in 4Q21 1. Based on management expectations 2. Acquisition expected to close in 4Q21 Capital Allocation Strategy New Growth Opportunity and Shareholder Return Initiatives

2021 Capex Guidance  Refining - $190 – $220 million  Lubricants & Specialties - $40 – $50 million  Renewables - $625 – $675 million  Turnarounds & Catalysts - $320 – $350 million  HEP - $49 – $61 million Refining 16% Lubricants & Specialties 3% Renewables 50% Turnarounds & Catalysts 26% HEP 4% 2021 Expected Capex Allocation 29 Note: Capex expectations are provided in the HFC 2020 10-K

Strong Historical Track Record of Cash Returns 30 • Strong historical track record in returning excess cash to shareholders  Regular quarterly dividend of $0.35 per common share suspended for one year effective with the dividend to be declared in 2Q21 to help fund Puget Sound Refinery acquisition1  $1 billion HFC share repurchase authorization 1. Acquisition expected to close in 4Q21. 2. Total Cash yield calculated using year end share count- includes regular dividends, special dividends and stock buybacks. Data from public filings and press releases. Dividends are split adjusted reflecting HFC’s two-for-one stock split announced August 3, 2011. 0% 5% 10% 15% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 5.5% 9.2% 8.8% 11.0% 13.8% 6.3% 2.6% 6.8% 9.2% 5.5% HFC Total Cash Yield2 % Yield 30

HollyFrontier Capital Structure

HFC Consolidated Capital Structure

As of March 31, 2021 (US$ millions)

Cash and Short Term Marketable Securities	$1,193
HOLLYFRONTIER CORPORATION	
HFC 2.625% Senior Notes due 2023	$350
HFC 5.875% Senior Notes due 2026	$1,000
HFC 4.500% Senior Notes due 2030	400
HFC Long Term Debt	$1,750
HOLLY ENERGY PARTNERS	
HEP 5.000% Senior Notes due 2028	$500
HEP Credit Agreement (matures 7/2022)[1]	$896
HEP Long Term Debt	$1,396
Consolidated Debt (excludes unamortized discount)	$3,146
Stockholders Equity (includes NCI)	$5,838
Total Capitalization	$8,984
Consolidated Debt / Capitalization	35%
Consolidated Net Debt / Capitalization	22%
Consolidated Total Liquidity[2]	$3,047

HFC Standalone Capital Structure

As of March 31, 2021 (US$ millions)

Cash and Short Term Marketable Securities	$1,174
HFC LONG TERM DEBT	
HFC 2.625% Senior Notes due 2023	$350
HFC 5.875% Senior Notes due 2026	$1,000
HFC 4.500% Senior Notes due 2030	$400
Total Debt	$1,750
Stockholders Equity (excludes NCI)	$5,259
Total Capitalization	$7,009
HFC Standalone Debt / Capitalization	25%
HFC Standalone Net Debt / Capitalization	8%
HFC Standalone Liquidity[3]	$2,524

Investment Grade Rating from S&P (BBB-),
Moody's (Baa3), and Fitch (BBB-)

1. As of April 30, 2021, the HEP revolving credit facility commitment was amended to $1.2 billion and the maturity was extended to July 27, 2025
2. Includes availability from $1.35B HFC revolving credit facility & $1.4B HEP revolving credit facility
3. Includes availability from $1.35B HFC revolving credit facility

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HOLLYFRONTIER. HOLLY ENERGY PARTNERS HOLLYFRONTIER. LUBRICANTS & SPECIALTIES HOLLYFRONTIER. RENEWABLES

 Investment Grade Rating - S&P BBB- - Moody’s Baa3 - Fitch BBB-  $1.2 billion cash as of 3/31/21  $1.75 billion outstanding debt as of 3/31/21 - excludes non-recourse HEP debt  Total debt to capital ratio 25% as of 3/31/21  Target 1x Net Debt/EBITDA (ex HEP) • Debt to Capital is calculated by taking total debt (excluding MLP debt) divided by total debt (excluding MLP debt) plus total equity (excluding non-controlling interest). Net Debt to Capital is calculated by taking total net debt (excluding MLP debt) divided by total debt (excluding MLP debt) plus total equity (excluding non-controlling interest). Standalone Peer Group Debt Metrics − 3/31/21 HollyFrontier Credit Profile 0% 10% 20% 30% 40% 50% 60% 70% HFC VLO PSX MPC PBF DK Debt/Cap Net Debt/Cap 32 -5% 0% 5% 10% 15% 20% 25% 30% 2016 2017 2018 2019 2020 HFC Standalone Debt Profile

Definitions Free Cash Flow: Calculated by taking operating cash flow and subtracting capital expenditures. IDR: Incentive Distribution Rights Internal Rate of Return (IRR): a metric used in capital budgeting to estimate the profitability of potential investments. The internal rate of return is a discount rate that makes the net present value (NPV) of all cash flows from a particular project equal to zero. Includes management’s assumption Lubricant : A solvent neutral paraffinic product used in commercial heavy duty engine oils, passenger car oils and specialty products for industrial applications such as heat transfer, metalworking, rubber and other general process oil. s on future returns. Non GAAP measurements: We report certain financial measures that are not prescribed or authorized by U. S. generally accepted accounting principles ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non- GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non- GAAP measures we report may not be comparable to those reported by others. Also, we have not reconciled to non-GAAP forward- looking measures or guidance to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable effort. Rack Backward: business segment of HF LSP that captures the value between feedstock cost and base oil market prices (transfer prices to rack forward). Rack Forward: business segment of HF LSP that captures the value between bas oil market prices and product sales revenue from customers. RBOB: Reformulated Gasoline Blendstock for Oxygen Blending Refined Bleached Deodorized Soybean Oil (RBD SBO): primary feedstock for FAME Biodiesel currently in the U.S. accounting for 50% of biodiesel production. Soybean Oil is produced by crushing Soybeans which yield 20% Oil and 80% meal. Crude Soybean Oil is then processed (refined) removing impurities, color and odor. Renewable Diesel (RD): a fuel derived from vegetable oils or animal fats that meets the requirements of ASTM 975. Renewable diesel is distinct from biodiesel. It is produced through various processes, most commonly through hydrotreating, reacting the feedstock with hydrogen under temperatures and pressure in the presence of a catalyst. Renewable Diesel is chemically identical to petroleum based diesel and therefore has no blend limit. Renewable Fuel Standard (RFS): national policy administered by EPA requiring a specified volumes of different renewable fuels (primary categories are ethanol and biodiesel) that must replace petroleum-based transportation fuel. • Renewable Identification Number (RIN): a serial number assigned to each batch of biofuel produced until that gallon is blended with gasoline or diesel resulting in the separation of the RIN to be used for compliance. RIN category (D-code) is assigned for each renewable fuel pathway determined by feedstock, production process and fuel type. • D6 RIN (Renewable Fuel) - corn based ethanol, must reduce lifecycle greenhouse gas emissions by at least 20% • D5 RIN (Advanced Biofuel) – any renewable biomass except corn ethanol that reduces lifecycle greenhouse gas emissions by at least 50% • D4 RIN (Biomass-based Diesel) – biodiesel and renewable diesel, must reduce lifecycle greenhouse gas emissions by at least 50% • Renewable Volume Obligation (RVO): the required volume in gallons of biofuel refiners are obligated to blend into the gasoline and diesel pool. EPA sets volumetric standard which are then converted to percent standards based on EIA’s projected gasoline and diesel consumption. • Equivalence Value (EV): A number used to determine how many RINs can be generated from one gallon of renewable fuel based on the energy content (Btu/gallon) and renewable content of a fuel compared to Ethanol. Ethanol EV is 1.0 RIN per gallon. Biodiesel is 1.5 RINs per gallon and Renewable Diesel is 1.7 RINs per gallon. Sour Crude: Crude oil containing quantities of sulfur greater than 0.4 percent by weight, while “sweet crude oil” means crude oil containing quantities of sulfur equal to or less than 0.4 percent by weight. WCS: Western Canada Select crude oil, made up of Canadian heavy conventional and bitumen crude oils blended with sweet synthetic and condensate diluents. WTI: West Texas Intermediate, a grade of crude oil used as a common benchmark in oil pricing. WTI is a sweet crude oil and has a relatively low density. WTS: West Texas Sour, a medium sour crude oil. BPD: the number of barrels per calendar day of crude oil or petroleum products. Blenders Tax Credit (BTC): Federal tax credit where qualified biodiesel blenders are eligible for an income tax credit of $1.00 per gallon of biodiesel or renewable diesel that is blended with petroleum diesel. Biodiesel (FAME): a fuel derived from vegetable oils or animal fats that meet the requirements of ASTM D 6751. Biodiesel is made through a chemical process called transesterification where glycerin is separated from the fat or vegetable oil leaving behind methyl esters (biodiesel) and byproduct glycerin. In the presentation I also refer to this as traditional biodiesel. California’s Low Carbon Fuel Standard (LCFS): California program that mandates the reduction in the carbon intensity of transportation fuels by 20% by 2030 • Carbon Intensity (CI): the amount of carbon emitted per unit of energy consumed, under LCFS it is a “well-to-wheels” analysis of green house gas emissions in transportation fuel, meaning emissions are quantified from feedstock cultivation through combustion. • California Air Resources Board (CARB): California’s clean air agency that administers the LCFS program. • California Reformulated Gasoline Blendstock for Oxygenate Blending (CARBOB): a petroleum-derived liquid which is intended to be, or is represented as, a product that will constitute California gasoline upon the addition of a specified type and percentage (or range of percentages) of oxygenate to the product after the product has been supplied from the production or import facility at which it was produced or imported. CAGR: The compound annual growth rate is calculated by dividing the ending value by the beginning value, raise the result to the power of one divided by the period length, and subtract one from the subsequent result. CAGR is the mean annual growth rate of an investment over a specified period of time longer than one year. Debt-To-Capital: A measurement of a company's financial leverage, calculated as the company's long term debt divided by its total capital. Debt includes all long-term obligations. Total capital includes the company's debt and shareholders' equity. Distributable Cash Flow: Distributable cash flow (DCF) is not a calculation based upon GAAP. However, the amounts included in the calculation are derived from amounts separately presented in HEP’s consolidated financial statements, with the exception of excess cash flows over earnings of SLC Pipeline, maintenance capital expenditures and distributable cash flow from discontinued operations. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of HEP’s operating performance or as an alternative to operating cash flow as a measure of liquidity. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used by investors to compare partnership performance. We believe that this measure provides investors an enhanced perspective of the operating performance of HEP’s assets and the cash HEP is generating. HEP’s historical net income is reconciled to distributable cash flow in "Item 6. Selected Financial Data" of HEP's 2020 10-K filed February 24, 2021, available on our website, www.hollyfrontier.com EBITDA: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under GAAP; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. Our historical EBITDA is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2020 10-K filed February 24, 2021, and the associated earnings releases furnished on Form 8-K, each of which are available on our website, www.hollyfrontier.com Adjusted EBITDA: EBITDA plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with GAAP and identified in the financial statements, such as inventory valuation adjustments, goodwill or long-lived asset impairments, severance costs or acquisition integration and regulatory costs. Adjusted EBITDA is not a calculation based upon GAAP. However, the amounts included in the Adjusted EBITDA calculation are derived from amounts included in our consolidated financial statements. Adjusted EBITDA should not be considered as an alternative to net income or operating income, as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. Adjusted EBITDA is not necessarily comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. Adjusted EBITDA is reconciled to net income under the section entitled “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier’s earnings releases furnished on Form 8-K, each of which are available on our website, www.hollyfrontier.com. Earnings Per Share (EPS): earnings per share is calculated as net income (loss) attributable to stockholders divided by the average number of shares of common stock outstanding. 33

Please see p. 35 for disclaimer and www.HollyFrontier.com/investor-relations for most current version. HollyFrontier Index 34 34

HFC Index Disclosure 35 HFC's actual pricing and margins may differ from benchmark indicators due to many factors. For example: • Crude Slate differences – HFC runs a wide variety of crude oils across its refining system and crude slate may vary quarter to quarter. • Product Yield differences – HFC’s product yield differs from indicator and can vary quarter to quarter as a result of changes in economics, crude slate, and operational downtime. • Other differences including but not limited to secondary costs such as product and feedstock transportation costs, purchases of environmental credits, quality differences, location of purchase or sale, and hedging gains/losses. Moreover, the presented indicators are generally based on spot sales, which may differ from realized contract prices. Market prices are available from a variety of sources, each of which may vary slightly. Please note that this data may differ from other sources due to adjustments made by data providers and due to differing data definitions. Below are indicator definitions used for purposes of this data. MidCon Indicator: (100% Group 3: Sub octane and ULSD) – WTI West Indicator: 70% Navajo: (50% El Paso Subgrade, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI 30% Woods Cross: (60% Salt Lake City Regular Gasoline, 40% Las Vegas Regular Gasoline; 80% Salt Lake City ULSD, 20% Las Vegas ULSD) – WTI Lubricants Index Appendix HFC's actual pricing and margins differ from benchmark indicators due to many factors. For example: • Retail/Distribution- HFC and PCLI use commodity base oils to produce finished lubricants, specialty products and white oils that are sold into the retail market worldwide and have a wide variety of price ranges. Feedstock differences – HFC runs a variety of vacuum gas oil streams and hydrocracker bottms across its refining system and feedstock slate may vary quarter to quarter. • Product Yield differences – HFC’s product yield differs from indicator and can vary quarter to quarter as a result of changes in economics and feedstocks. Other differences including, but not limited to secondary costs such as product and feedstock transportation costs, quality differences and location of purchase or sale. Moreover, the presented indicators are generally based on spot commodity base oil sales, which may differ from realized contract prices. • Market prices are available from a variety of sources, each of which may vary slightly. Please note that this data may differ from other sources due to adjustments made by data providers and due to differing data definitions. Below are indicator definitions used for purposes of this data. Group I Base Oil Indicator: (50% Group I SN150, 50% Group I SN500)-VGO Group II Base Oil Indicator: (33.3% Group II N100, 33.3% Group II N220, 33.3% Group II N600)-VGO Group III Base Oil Indicator: (33.3% Group III 4cst, 33.3% Group III 6cst, 33.3% Group III 8cst)-VGO VGO: (US Gulf Coast Low Sulfur Vacuum Gas Oil) 35

HollyFrontier Corporation (NYSE: HFC) 2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (214) 954-6510 www.hollyfrontier.com Craig Biery | Vice President, Investor Relations investors@hollyfrontier.com 214-954-6510 Trey Schonter | Investor Relations investors@hollyfrontier.com 214-954-6510